Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Endeavour International Corporation:

We consent to the incorporation by reference in the registration statements (Nos. 333-118503, 333-130515, 333-132684, 333-139304, 333-149744, 333-165853, and 333-163781) on Form S-3 and (Nos. 333-119577, 333-128692, 333-143794, 333-149743, 333-157967, 333-169851, 333-171392, 333-183251 and 333-183250) on Form S-8 of Endeavour International Corporation of our report dated March 7, 2012, except as to Note 25, which is as of January 29, 2013, with respect to the consolidated balance sheets of Endeavour International Corporation and subsidiaries as of December 31, 2011 and 2010, and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2011, which report appears in the Form 8-K of Endeavour International Corporation dated January 29, 2013.

Our report with respect to the consolidated financial statements refers to changes in the Endeavour International Corporation’s method of estimating oil and gas reserves.

/s/ KPMG LLP

Houston, Texas

January 29, 2013